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                                                                     EXHIBIT 3.1



                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/17/2000
                                                             001417558 - 3276010

                            CERTIFICATE OF FORMATION

                              GREENPOINT ASSET LLC



     This Certificate of Formation of GreenPoint Asset LLC (the "Company"), is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

     1.  The name of the limited liability company is:
         GreenPoint Asset LLC

     2. The address of the registered office of the Company in Delaware is 30 Old Rudnick Lane, Suite 100, Dover, Delaware 19901. The Company's registered agent at that address is Lexis Document Services, Inc.


     IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has caused this Certificate of Formation to be duly executed as of the 17th day of August, 2000.

                                 /s/ Charles O. Ryan
                                 ----------------------------------
                                 Charles O. Ryan, Authorized Person